UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 13, 2006 (November 10, 2006)
AMERICAN HOMEPATIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19532	62-1474680
(State or other jurisdiction	(Commission File Number)	(Employer
of incorporation)		Identification Number)
5200 Maryland Way, Suite 400, Brentwood ,TN 37027-5018
(Address of principal executive offices)
(615) 221-8884
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.1 AMENDMENT TO EMPLOYMENT AGREEMENT WITH JOSEPH F. FURLONG III
EX-10.2 AMENDMENT TO EMPLOYMENT AGREEMENT WITH STEPHEN L. CLANTON
EX-10.3 AMENDMENT TO EMPLOYMENT AGREEMENT WITH FRANK POWERS

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On November 10, 2006, American HomePatient (the “Company”) entered into an amendment (the “Furlong Amendment”) to the Employment Agreement dated December 1, 2000 between the Company and Joseph F. Furlong III, the Company’s President and Chief Executive Officer. The Furlong Amendment extends the term of Mr. Furlong’s employment to September 30, 2007, subject to automatic extensions for additional one year periods. The Furlong Amendment provides that in the event of Mr. Furlong’s death, all of his unvested stock options will be deemed fully vested on the date of his death.
     The Furlong Amendment also provides that in the event of a termination of Mr. Furlong’s employment by the Company without cause or by Mr. Furlong in the case of a constructive discharge, that Mr. Furlong will be entitled to receive certain benefits provided to him in connection with his employment for a period of up to thirty-six months from the date of termination.
     The Furlong Amendment provides that the benefits payable to Mr. Furlong following a change of control will also apply if he elects to resign or is terminated within ninety days prior to a change of control. Under the Furlong Amendment, in the event the Mr. Furlong elects to resign or is terminated in connection with a change of control, he will be entitled receive the sum of (i) his base salary, plus (ii) an amount equal to the greater of the annual incentive award he received for performance during the Company’s immediately preceding fiscal year or the current annual incentive award target in effect at the time of such termination or resignation. The Furlong Amendment also contains certain new language that will avoid the imposition of taxes on certain payments to Mr. Furlong pursuant to Section 409A of the Internal Revenue Code.
     The Furlong Amendment is attached to this current report as Exhibit 10.1 and the description of the Furlong Amendment contained in this Section 1.01 is qualified in its entirety by the language contained in the Furlong Amendment.
     On November 10, 2006 the Company also entered into an amendment (the “Clanton Amendment”) to the Employment Agreement dated January 21, 2005 between the Company and Stephen L. Clanton, the Company’s Chief Financial Officer. The purpose of the Clanton Amendment is to avoid the imposition of taxes on certain payments to Mr. Clanton pursuant to Section 409A of the Internal Revenue Code.
     The Clanton Amendment is attached to this current report as Exhibit 10.2 and the description of the Clanton Amendment contained in this Section 1.01 is qualified in its entirety by the language contained in the Clanton Amendment.
     On November 10, 2006, the Company also entered into an amendment (the “Powers Amendment”) to the Employment Agreement dated February 9, 2005 between the Company and Frank Powers, the Company’s Chief Operating Officer. Like the Clanton Amendment, the purpose of the Powers Amendment is to avoid the imposition of taxes on certain payments to Mr. Powers pursuant to Section 409A of the Internal Revenue Code.
     The Powers Amendment is attached to this current report as Exhibit 10.3 and the description of the Powers Amendment contained in this Section 1.01 is qualified in its entirety by the language contained in the Powers Amendment.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Number	Exhibit
10.1	Amendment to Employment Agreement with Joseph F. Furlong III.

10.2	Amendment to Employment Agreement with Stephen L. Clanton.

10.3	Amendment to Employment Agreement with Frank Powers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.
By:	/s/ Stephen L. Clanton
Stephen L. Clanton
Executive Vice President and Chief Financial Officer

Date: November 13, 2006